UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2017

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2017,  the Board of Directors of Chipotle Mexican Grill, Inc. designated Scott Boatwright, Chief Restaurant Officer, as principal operating officer of Chipotle, effective immediately.

Scott joined Chipotle as Chief Restaurant Officer in May 2017, and has assumed direct accountability for all restaurant operations.  Prior to Chipotle, Scott spent 18 years with Arby’s Restaurant Group in various leadership positions, including for the last six years as the Sr. Vice President of Operations, where he was responsible for the performance of over 1,700 Arby’s restaurants in numerous states.  Scott holds an MBA from the J. Mack Robinson College of Business at Georgia State University and is 44 years old.

Scott is an at-will employee without a formal employment contract.  The terms of his employment entitle him to an annual base salary of $410,000 per year, with a target bonus under Chipotle’s Annual Incentive Plan of 65% of his base salary.  He also receives a car allowance of $1,350 per bi-weekly pay period, as well as certain relocation benefits in connection with his move to Denver, Colorado.  We have also entered into an Executive Agreement with Scott, pursuant to which he would be entitled to up to 12 months of base salary in the event his employment with us is terminated without cause prior to the second anniversary of his commencement of employment, with the number of months of severance payable phasing out ratably from the first to second anniversary of his commencement of employment.  A copy of the Executive Agreement is filed as Exhibit 10.1 hereto.

Scott has also entered into our standard Indemnification Agreement for executive officers and members of our Board of Directors.

Item 9.01.Financial Statements and Exhibits.

Exhibit Index

Exhibit 10.1	Executive Agreement dated May 29, 2017, between Scott Boatwright and Chipotle Mexican Grill, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

September 12, 2017	By:	/s/ Jack Hartung
		Name:	Jack Hartung
		Title:	Chief Financial Officer